Exhibit 99.1

Sucampo Appoints Barbara A. Munder and Maureen E. O’Connell to Board of Directors

BETHESDA, Md.--(BUSINESS WIRE)--March 1, 2013--Sucampo Pharmaceuticals, Inc. (NASDAQ: SCMP) (SPI) today announced it appointed Barbara A. Munder, senior advisor to Euromoney Institutional Investor PLC, and Maureen E. O’Connell, executive vice president, chief administrative officer and chief financial officer of Scholastic Corporation (NASDAQ: SCHL), to its board of directors.

“Barbara and Maureen collectively bring a strong mix of operational, financial and marketing expertise from a variety of public and private companies, which we believe will further benefit Sucampo and our shareholders during this important time of growth for our company,” said Sucampo’s Chairman, Chief Executive Officer, and Chief Scientific Officer Ryuji Ueno, M.D., Ph.D., Ph.D.

Ms. Munder serves as senior advisor to Euromoney Institutional Investor PLC, an international business-to-business publisher, and brings considerable operational, strategy, and marketing expertise to Sucampo’s board. She was previously executive director of the operating groups Institutional Investor Institute and The Hedge Fund Institutional Forum. Prior to joining Euromoney Institutional Investor, Ms. Munder served as chief operating officer at Womenfuture LLC, a distance learning company, where she oversaw e-business strategy. She also served over 24 years in various roles with The McGraw-Hill Companies, Inc. (NYSE: MHP), among them Senior Vice President, New Initiatives; Vice President and General Manager, Business Week Services; and Vice President, Business Development, Business Week Group.

Ms. Munder also serves as a director of PETsMART Inc. (NASDAQ: PETM) and Munder Realty Corporation, a private real estate firm. Additionally, she has been on the advisory board for DOAR, a private litigation information services and consulting firm; Izzo Systems, a manufacturer of ergonomically designed golf bags and straps; and Lighthouse International, a non-profit for the visually impaired.

Ms. O’Connell brings a strong background in finance and operations to Sucampo’s board, gleaned from her experience as a chief financial officer in seven companies. In her current role at Scholastic Corporation, Ms. O’Connell has overall responsibility for finance, human resources, information technology, customer service, facilities, supply chain, and manufacturing. Since joining the company, she has been a key partner with all business units to better align support functions while enhancing visibility to operating trends and leading business indicators. In her 23 years of experience, she has served as chief financial officer, chief administrative officer, chief operating officer, and president for both private and public companies including Affinion Group, Inc., a leading affinity direct marketer of membership, insurance and loyalty programs; Gartner, Inc. (NYSE: IT), a leading technology research and advisory firm; Barnes & Nobel (NYSE: BKS); Publishers Clearing House; and BMG Direct.

Ms. O’Connell is a former member of the board of directors of Beazer Homes (NYSE: BZH), where she served as audit chair for most of her tenure.

Sucampo also announced that Timothy I. Maudlin informed the Company he has decided to resign his position from the Sucampo Board, effective February 25, 2013. Maudlin became a director in September 2006.

“On behalf of our board of directors, I would like to thank Tim for his contributions to Sucampo over the past six years,” said Dr. Ueno. “We are grateful for his leadership and wish him well in his future endeavors.”

About Sucampo Pharmaceuticals, Inc.

Sucampo Pharmaceuticals, Inc. is a global pharmaceutical company focused on innovative research, discovery, development and commercialization of proprietary drugs based on prostones. The therapeutic potential of prostones was first discovered by Ryuji Ueno, M.D., Ph.D., Ph.D., Sucampo’s chairman, chief executive officer, chief scientific officer, and co-founder. Prostones, naturally occurring fatty acid metabolites that have emerged as promising compounds with unique physiological activities, can be targeted for the treatment of unmet or underserved medical needs. For more information, please visit www.sucampo.com.

Sucampo Forward-Looking Statement

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential, future financial and operating results, and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the impact of pharmaceutical industry regulation and health care legislation; Sucampo's ability to accurately predict future market conditions; dependence on the effectiveness of Sucampo's patents and other protections for innovative products; the risk of new and changing regulation and health policies in the US and internationally and the exposure to litigation and/or regulatory actions.

No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Sucampo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this presentation should be evaluated together with the many uncertainties that affect Sucampo's business, particularly those mentioned in the risk factors and cautionary statements in Sucampo's most recent Form 8-K and 10-K, which the Company incorporates by reference.

CONTACT:
Sucampo Pharmaceuticals, Inc.
Silvia Taylor, 1-240-223-3718
staylor@sucampo.com